Exhibit 5.1
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                                  DEVLIN JENSEN
                                  -------------
                             Barristers & Solicitors
                      Suite 2550, 555 West Hastings Street
                  Vancouver, British Columbia, Canada, V6B 4N5
              Telephone (604) 684-2550 and Facsimile (604) 684-0916

December 2, 2004

FORTUNE PARTNERS, INC.
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Suite 1100, 1050 West Pender Street
Vancouver, British Columbia
Canada, V6E 3S7

Attention:   Board of Directors
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Gentlemen:

Re:
                     Fortune Partners, Inc. (the "Company")
                     --------------------------------------
     Registration Statement on Form SB-2 filed on or about December 2, 2004
     ----------------------------------------------------------------------

     We confirm that we have acted as counsel to the Company, a Nevada corporation, in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), and the sale by certain selling shareholders of an aggregate of 4,170,000 common shares of the Company's capital stock, par value $0.001 per common share (collectively, the "Shares"), under a registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering this opinion we confirm that we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents and instruments (collectively, the "Documents"):

     (a) the Registration Statement, relating to the Shares, to be filed with the Commission under the Securities Act on or about November 29, 2004;

     (b) the Articles of Incorporation of the Company in effect as of the date hereof;

     (c)  the Bylaws of the Company in effect as of the date hereof;

     (d) resolutions of the Board of Directors of the Company relating to the reservation, allotment, issuance and delivery of the Shares;

     (e)  copies of the certificates representing the Shares;




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     (f)  certain records of the Company's corporate  proceedings related to the issuance of the Shares; and

     (g) such other records and documents as we have deemed relevant for the purpose of rendering this opinion.

     In rendering this opinion we confirm that we have relied upon our review of documentation representing the transactions involving the issuance of the Shares and certain other applicable documents pertaining to the status of the Company and its common shares that were furnished to us by the Company. In addition, we confirm that we have also received oral representations made by certain officers and affiliates of the Company.

     In our examination we confirm that we have assumed, without investigation, the authenticity of the Documents, the genuineness of all signatures to the Documents, the legal capacity of all persons who executed the Documents, the due authorization and valid execution by all parties to the Documents, and that such Documents are free from any form of fraud, misrepresentation, duress or criminal activity, and the conformity of the originals of the Documents which were submitted to us as copies. As to any facts material to this opinion which we did not independently verify, we confirm that we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Solely  for   purposes  of  this   opinion  you  should   assume  that  our
investigation was and will be limited exclusively to all documentation that we believe was necessary in rendering this opinion.

     In rendering this opinion we confirm that we have assumed the legal competency of all parties to the Documents and the due authorization, valid execution, delivery and acceptance of all Documents by all parties thereto.

     Based upon and subject to the foregoing and in reliance thereof, it is our opinion that, subject to the limitations set forth herein, the Shares to be sold by the selling shareholders as described in the Registration Statement have been duly and validly authorized for issuance and are validly issued, fully paid and non-assessable.

     This opinion is based solely on Nevada general corporate law.

     We expressly disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify this opinion. We confirm that no opinion is being rendered hereby with respect to the truth and accuracy or the completeness of the Registration Statement or any portion thereof. This opinion is expressly limited in scope to the matters stated herein, and we make no opinion, express or implied, as to any other matters relating to the Company or its securities.

     This opinion is rendered solely for your benefit in connection with the transaction described herein and may not be delivered to or relied upon by any other person without our prior written consent.

     We hereby  consent to the filing of this  opinion  with the  Commission  as
Exhibit 5.1 to the Registration Statement and its incorporation by reference as an exhibit to the Registration Statement.


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                                            Yours very truly,

                                            /s/ "Devlin Jensen"

                                            DEVLIN JENSEN
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